FIRST AMENDMENT TO SECURED
                     TRADE CREDIT PROGRAM LETTER AGREEMENT
                     AND SECURED TRADE CREDIT PROGRAM TERMS
                 AND CONDITIONS AND STATEMENT OF QUALIFICATIONS

                  This FIRST AMENDMENT TO THE SECURED TRADE CREDIT PROGRAM LETTER AGREEMENT AND SECURED TRADE CREDIT PROGRAM TERMS AND CONDITIONS AND STATEMENT OF QUALIFICATIONS, dated as of December ____, 2004 (the "Amendment Date"), is made by and between Friedman's Inc. ("Friedman's"), a Delaware corporation, and [Vendor ID/info inserted here] (referred to as "Vendor").

                                   RECITALS:

                  A. Vendor is a participant in Friedman's Secured Trade Credit Program (the "Program") implemented by Friedman's on or about September 8, 2004.

                  B. Pursuant to the Secured Trade Credit Program Terms and Conditions and Statement of Qualifications (the "Statement of Qualifications"), Friedman's granted a junior lien for the benefit of participating vendors to secure certain amounts owed to such vendors, agreed to make certain interest and amortization payments with respect to such outstanding amounts owed, and agreed to various other terms for the benefit of the participating vendors.

                  C. In order to maintain the benefits granted to the participating vendors, such vendors were required to, among other things, fulfill Friedman's merchandise orders in accordance with customary terms and conditions as described in the Program.

                  D. With respect to merchandise orders relating to the 2004 holiday selling season in particular, failure to fulfill Friedman's merchandise orders in accordance with the applicable terms and conditions could result in the loss of lien coverage with respect to the Standstill Amount (as defined in the Program).

                  E. Friedman's merchandise orders for the 2004 holiday selling season have not been completely fulfilled by substantially all vendors in the Program in accordance with the anticipated receipt dates for such merchandise.

                  F. Friedman's and Vendor have agreed to amend the Program and the Statement of Qualifications as set forth below.

                  NOW, THEREFORE, in exchange for the mutual promises and other consideration described herein, the receipt and sufficiency is hereby acknowledged, the parties hereto agree to amend the Program and Statement of Qualifications as follows:

                          SECURED TRADE CREDIT PROGRAM
                                LETTER AGREEMENT

1. Subparagraph two of paragraph (a)(ii) of the Program shall be deleted and three new subparagraphs shall be inserted as follows:

         "o Provided that (A) all Vendors under the original Program have executed the Program Amendment and (B) either (x) Friedman's has received ninety-five percent (95%) of all non-cancelled orders placed with Vendor by Friedman's for the 2004 Christmas holiday selling season by December 24, 2004 or (y) the difference between the amount of all non-cancelled orders and the amount actually received by Friedman's from Vendor by December 24, 2004 is less than $10,000 ((A) and (B) are collectively referred to as the "2004 Amortization Requirements"), on December 31, 2004, Friedman's shall pay Vendor fifty percent (50%) of its pro rata share of the amount (the "2004 Amortization Amount") by which the then aggregate Standstill Amount of all Approved Trade Creditors exceeds $17.5 million,

         "o Provided that (A) Vendor has met the 2004 Amortization Requirements and (B) Friedman's has received from Vendor sixty-seven percent (67%) of the Valentine's Day Orders (as hereinafter defined) by January 27, 2005 (the "67% Requirement"), Friedman's shall, within three (3) business days of fulfillment of the 67% Requirement, but no earlier than December, 31, 2004, pay Vendor twenty-five percent (25%) of its pro rata share of the 2004 Amortization Amount,

         "o Provided that (A) Vendor has met the 2004 Amortization Requirements and (B) Friedman's has received ninety-five percent ( 95%) of the Valentine's Day Orders from Vendor by February 4, 2005 (the "95% Requirement"), Friedman's shall, within three (3) business days of fulfillment of the 95% Requirement, but no earlier than December 31, 2004, pay Vendor (x) twenty-five percent (25%) of its pro rata share of the 2004 Amortization Amount, and (y) to the extent the 67% Requirement was not fulfilled, the amount that would have been paid to Vendor had the 67% Requirement been fulfilled."


                          SECURED TRADE CREDIT PROGRAM
              TERMS AND CONDITIONS AND STATEMENT OF QUALIFICATIONS

                  2. The language in Section 2.b.(ii) "(the "Initial 2005 Period")" shall be deleted.

                  3. A new section 2.b.(iii) shall be inserted as follows:

         "Without limiting the rights of Friedman's under its purchase orders to cancel such orders, in connection with the execution of the Program Amendment and as a result of certain Vendors inability to deliver certain merchandise for the 2004 Christmas holiday selling season by the anticipated dates for such merchandise, Friedman's has the right to cancel and/or request extended payment terms with respect to certain previously placed orders. Each affected Vendor will receive a schedule of orders which Friedman's desires to cancel and a schedule of orders which Friedman's may cancel unless the affected Vendor agrees to the extended payment terms by shipping such merchandise after receipt of notice of cancellation thereof. By executing the Program Amendment, each affected Vendor confirms that it agrees and accepts the cancellation and/or extended payment terms of the applicable orders."

                  4. Section 3.b. shall be amended by inserting the following language immediately following the last sentence of such section:

         "Friedman's agrees that it shall not issue a Notice of Disqualification for any orders relating to the 2004 Christmas holiday selling season which have not yet been received and have not been cancelled or for which payment terms have been extended as described in Section 2.b.(iii) hereof (the "Remaining Christmas Merchandise"), provided that the 2004 Amortization Requirements have been met by Vendor. Friedman's has delivered to each Vendor a schedule of the Remaining Christmas Merchandise outstanding as of December 18, 2004 applicable for each respective Vendor (the "Remaining Christmas Schedule"). By executing the Program Amendment, each Vendor confirms that the Remaining Christmas Schedule accurately reflects the orders placed with such Vendor for which merchandise has not been received by Friedman's and that such Vendor remains committed to supplying the merchandise identified therein on Customary Terms (including delivery to Friedman's by the anticipated receipt date or December 24, 2004)."

                  5. Section 3.c. shall be amended by deleting the currently existing language and inserting:

         "c.      January 1, 2005 through February 4, 2005.
                  ----------------------------------------

                  (i) On or before October 31, 2004, Friedman's provided the informal committee of vendors ( the "Vendor Committee") with a tentative schedule (the "Valentine's Day Schedule") summarizing by category its aggregate merchandise requirements for Valentine's Day, 2005.

                  (ii) Subsequent thereto, Friedman's placed actual orders with the Vendors with respect to the Valentine's Day holiday season (the "Valentine's Day Orders"). Friedman's afforded each Vendor a 10-day period to send a notice to Friedman's (a "Vendor Notice") that such Vendor would not be accepting the Valentine's Day Orders placed with it. Friedman's has delivered to each Vendor a summary (each, a "Valentine's Day Summary") of the Valentine's Day Orders (including anticipated receipt dates) applicable for each respective Vendor. By executing the Program Amendment, each Vendor confirms that such Valentine's Day Summary accurately reflects the orders placed with such Vendor and that such Vendor remains committed to supplying the merchandise identified therein on Customary Terms (including delivery to Friedman's by the anticipated receipt date).

                  (iii) If Vendor becomes disqualified as an Approved Trade Creditor with respect to any Valentine's Day Order (which, with respect solely to Vendor's required level of shipments, shall result from the failure to satisfy the 95% Requirement), then upon written notice to Vendor from Friedman's, Vendor (a) shall lose its interest in the Trade Creditor Lien with respect to the Standstill Amount and the interest thereon, (b) shall retain its interest in the Trade Creditor Lien for amounts outstanding with respect to asset goods received from Vendor by Friedman's and/or memo goods received from Vendor and sold by Friedman's, in each case during the period while Vendor was an Approved Trade Creditor, and (c) shall not be entitled to a Trade Creditor Lien for amounts outstanding with respect to asset goods received from Vendor by Friedman's and/or memo goods received from Vendor and sold by Friedman's while Vendor is not an Approved Trade Creditor."

                  6. Section 3.d. shall become Section 3.e. and a new Section 3.d. shall be inserted as follows:

         "d.      February 5, 2005 through April 30, 2005.
                  ---------------------------------------

                  (i) On, or to the extent reasonably practicable, before, February 15, 2005, Friedman's shall provide the Vendor Committee with a tentative schedule (the "Mother's Day Schedule") summarizing by category its aggregate merchandise requirements for Mother's Day, 2005. The Mother's Day Schedule shall be good faith estimate of the approximate amount of asset goods and memo goods that the Company will require and shall be broken into categories of goods.

                  (ii) Actual merchandise orders for the Mother's Day, 2005 shall be placed by Friedman's in the ordinary course. To the extent that Vendor determines that it will not be able to fulfill an order for any reason other than the occurrence of an Individual Default or Program Default, Vendor must inform Friedman's in writing addressed to the chief executive officer of Friedman's (the "Vendor Notice") within 10 days after receipt of an order.

                  (iii) As to any Vendor Notices received, Friedman's may give notice to the Vendor Committee of an anticipated shortfall (the "Shortfall Notice") and the Vendor Committee shall have the opportunity of making alternative arrangements for the fulfillment of the underlying orders represented by the Vendor Notices upon the same Customary Terms applicable to the original order or the Customary Terms applicable to the replacing vendor, at the option of the replacing vendor (the "Alternative Arrangements"). In the event that (A) the Vendor Committee does not commit, within 10 days receipt of the Shortfall Notice, to provide Alternative Arrangements or (B) the Alternative Arrangements are not fulfilled, for each such instance, there will be a pro rata reduction in the lien coverage for the Trade Creditor Debt, as of the earlier of
                  (1) the date the Vendor Committee does not commit to provide alternative Arrangements or (2) the expiration of 10 days following receipt of the Shortfall Notice, in the same percentage as the aggregate unfulfilled orders for the Mother's Day, 2005 Period bear to the amount of the Trade Creditor Debt (with such reduced amount remaining as an unsecured obligation under the Program) and the assets in which the Trade Creditor Lien is granted shall be unencumbered by the Trade Creditor Lien in the amount of such shortfall percentage (e.g., The Trade Creditor Debt is $100 million, and the shortfall for the Mother's Day, 2005 Period is $5 million, or 5%. If the value of the collateral is $50 million, the collateral shall be unencumbered by the Trade Creditor Lien by the amount of $2.5 million).

                  (iv) Notwithstanding the foregoing, Alternative Arrangements need not be made with respect to a Vendor who does not fulfill an order as a result of the failure of Friedman's to pay an open invoice which is the subject of a good faith dispute by Friedman's if the Vendor Committee believes in good faith that Friedman's does not have a good faith basis for disputing the invoice."

                  7. Section 14.b.(i) shall be amended by deleting the currently existing language and inserting:

         "The Letter Agreement may be amended or modified only by Friedman's as provided herein in a writing (A) signed by the Chief Executive Officer or Chief Administrative Officer of Friedman's, and (B) approved by the Vendor Committee."

                  8. A new Section 17 shall be added by inserting the following:

         "Reinstatement. Friedman's shall have the right to reinstate into the Program any Vendor that has been disqualified from the Program, subject to such terms and conditions as Friedman's determines appropriate. Reinstatement into the Program shall only be effective upon written notice to a disqualified Vendor and the effective date of reinstatement shall be as set forth in such written notice."

                  9. A new Section 18 shall be added by inserting the following:

         "Supplemental Distributions. To the extent that less than all of the Vendors participating in the Program elect to execute this Amendment on or before December 27, 2004, but Friedman's nevertheless elects to treat this Amendment as effective as to those Vendors that execute a form of this Amendment on or before January 18, 2005 (the "Supplemental Record Date"), then Friedman's shall make a supplemental distributions to those Vendors that have executed a form of this Amendment on or before the Supplemental Record Date on the same terms and conditions as those described in paragraph 1 of this Amendment with the exceptions that (i) the requirement that all Vendors execute a form of Amendment shall be changed to a Vendor executing a form of Amendment by the Supplemental Record Date, (ii) all references to December 31, 2004 in paragraph 1 of the Amendment shall be changed to the Supplemental Record Date, and (iii) only the Standstill Amounts of those Vendors that have executed a form of this Amendment by the Supplemental Record Date shall be included in calculating the amount by which the $17.5 million threshold has been exceeded and only those Vendors who have executed a form of this Amendment by the Supplemental Record Date shall be entitled to a pro rata share of such excess (less the amount, if any, of any amortization payments that may otherwise have been made on December 31, 2004)."

                  10. Nothing in this Amendment shall affect the grant of the Trade Creditor Lien to the Collateral Trustee or the date of such grant as of September 8, 2004 pursuant to the terms of the Trade Creditor Lien Documents.

                  11. Except as otherwise amended by the terms of this First Amendment, the terms of the Program and the Statement of Qualifications shall remain in full force and effect.

                  12. a. To the extent that less than all of the Vendors participating in the Program elect to execute this Amendment, Friedman's reserves the right (i) not to accept the proposed Amendment from any Vendor,
(ii) after consultation with the Vendor Committee, to treat the Program as amended pursuant to the terms hereof if accepted by an amount determined by Friedman's to effectuate the Amendment, (iii) to accept the Amendment as to those Vendors that execute this Amendment (with the terms of the original Program to remain operative as to those Vendors that do not execute this Amendment), or (iv) waive any provision of the Amendment which requires acceptance by all of the Vendors.

b. Without limiting the foregoing paragraph 10.a. hereof, to the extent that less than all of the Vendors participating in the Program elect to execute this Amendment, by signing below Vendor hereby agrees to the terms and conditions of a forbearance by Friedman's upon substantially similar terms and conditions as those contained herein. Such agreement to forbear by Friedman's would become effective only upon subsequent written confirmation by Friedman's that it is willing to forbear upon substantially similar terms as those contained herein and Friedman's may condition its willingness to forbear upon execution of a separate form of forbearance agreement. So long as Friedman's delivers a preliminary notice of confirmation prior to December 31, 2004, of its willingness to forbear upon substantially similar terms as those contained herein, Vendor hereby agrees that as to the undersigned Vendor, Friedman's shall have until January 15, 2005 to deliver a notice of disqualification under
Section 3.b. of the existing Statement of Qualifications so as to afford an opportunity to execute a separate forbearance agreement containing substantially similar terms as those contained herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Amendment Date specified in the introductory paragraph hereof.

                                             Friedman's, Inc.

                                             By:____________________________
                                             Name:__________________________
                                             Title:__________________________




                                             Signature of Authorized Vendor
                                             Representative


                                             ________________________________
                                             Name (Type or Print)


                                             ________________________________
                                             Title


                                             ________________________________
                                             Date